Exhibit 16.2





December 23, 1999


Securities and Exchange Commission
Washington, DC 20549

Re:      Stratesec Incorporated
         File No. 1-13427

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Stratesec Incorporated dated December 23, 1999, and agree with the statements contained therein, except that we are not in a position to agree or disagree with the statement that the change was approved by the registrant's audit committee and Board of Directors.

Very truly yours,


/s/ GRANT THORNTON LLP

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